UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 4, 2013

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INTEL CORPORATION
(Exact name of registrant as specified in its charter)

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Delaware	000-06217	94-1672743
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 Mission College Blvd., Santa Clara, California 95054-1549

(Address of principal executive offices) (Zip Code)

(408) 765-8080

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)                      Compensatory Arrangements of Certain Officers

On December 4, 2013, the Compensation Committee (the “Committee”) of the Board of Directors of Intel Corporation (the “Corporation”) approved amendments (the “Amendments”) to the Corporation’s annual performance cash bonus plan for executive officers, formerly called the 2007 Executive Officer Incentive Plan (the “Annual Performance Bonus”) to, among other matters,  seek to improve the focus of this component of cash compensation of executive officers on strategic drivers of growth in addition to financial measures.  Executive officers, as determined by the Committee are eligible to participate in the Annual Performance Bonus.

The Annual Performance Bonus includes a formula to calculate the maximum annual incentive payout for each executive officer.  The Annual Performance Bonus incentive formula has three variables: (1) the executive officer’s annual incentive baseline amount, which the Committee determines annually for each executive officer participant, (2) a plan multiplier for the year, which is based on results under three objective financial and operational performance criteria, described below (the “Plan Multiplier”), and (3) an individual performance adjustment, as determined each year by the Committee (the “Individual Performance Adjustment’).  At the end of the year, the Corporation multiplies each executive officer’s incentive baseline by the Plan Multiplier and the Individual Performance Adjustment to calculate the executive officer’s annual incentive payout for that year.

The Plan Multiplier is based upon the following three performance criteria: (1) an absolute financial component; (2) a relative financial component; and (3) an operational component.  The Amendments change the weighting assigned to each of these performance criteria so that, instead of each criteria being weighted equally, each financial component will comprise 25% of the Plan Multiplier (so that the financial performance measures together make up 50% of the Plan Multiplier), and the operational component will comprise the remaining 50%.  The Amendments provide that the absolute financial component will be based on year-over-year net income growth, whereas before the Amendments the absolute financial component was calculated by dividing the Corporation’s current-year net income by the Corporation’s average net income over the previous three years.  The Amendments do not change the relative financial component, which is based on the Corporation’s annual net income growth relative to the simple average of the annual net income growth for the S&P 100 and a group of technology peer companies.  The operational component will continue to be based on operational performance criteria approved by the Committee at the beginning of each year, although the Committee expects to significantly reduce the number of criteria approved under the Annual Performance Bonus plan, to create a more strategic focus linking the plan goals to the strategic goals of the Corporation.  In addition, different operational performance criteria may be approved or may be assigned different weights for participants at the business unit level, so that the operational component of the Plan Multiplier for the employees of the business unit will be specific to that business unit’s results.  Formerly, the operational component of the bonus was based on the same goals for all participants.

Under the Amendments, the Committee can adjust a participant’s Annual Performance Bonus payout upward or downward by up to 20% based upon individual performance, whereas before the Amendments the Individual Performance Adjustment component allowed the Committee to adjust an executive’s annual incentive payout upward or downward by up to 10%.

The foregoing description of the Amendments to the Annual Performance Bonus is qualified in its entirety by reference to the actual terms of the plan, which will be filed as an exhibit to the Corporation’s Annual Report on Form 10-K for the fiscal year ending December 28, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEL CORPORATION (Registrant)
/s/ Cary I. Klafter
Date: December 9, 2013	Cary I. Klafter Corporate Secretary